CONFORMED COPY







                          $250,000,000



                        CREDIT AGREEMENT


                           dated as of


                          June 15, 1994


                              among


                   Premark International, Inc.


                     The Banks Listed Herein


                               and


           Morgan Guaranty Trust Company of New York,
                            as Agent

                        TABLE OF CONTENTS

                                                        Page

                            ARTICLE I
                           DEFINITIONS


SECTION 1.01  Definitions..........................       1
        1.02  Accounting Terms and Determinations..      12
        1.03  Types of Borrowings..................      12


                           ARTICLE II
                           THE CREDITS

SECTION 2.01  Commitments to Lend..................      13
        2.02  Notice of Committed Borrowings.......      13
        2.03  Money Market Borrowings..............      14
        2.04  Notice to Banks; Funding of Loans....      18
        2.05  Notes................................      19
        2.06  Maturity of Loans....................      19
        2.07  Interest Rates.......................      20
        2.08  Facility Fees........................      24
        2.09  Optional Termination or
                Reduction of Commitments...........      24
        2.10  Mandatory Termination of Commitments.      24
        2.11  Method of Electing Interest Rates....      24
        2.12  Optional Prepayments.................      26
        2.13  General Provisions as to Payments....      26
        2.14  Funding Losses.......................      27
        2.15  Computation of Interest and Fees.....      28
        2.16  Withholding Tax Exemption............      28
        2.17  Regulation D Compensation............      29


                           ARTICLE III
                           CONDITIONS

SECTION 3.01  Effectiveness; Termination of
                1992 Agreement.....................      29
        3.02  Borrowings...........................      31

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Corporate Existence and Power.......      31
        4.02   Corporate and Governmental
                 Authorization; No Contravention...      32
        4.03   Binding Effect......................      32
        4.04   Financial Information...............      32
        4.05   Litigation..........................      32
        4.06   Compliance with ERISA...............      33
        4.07   Environmental Matters...............      33
        4.08   Taxes...............................      33
        4.09   Subsidiaries........................      33
        4.10   Not an Investment Company...........      34
        4.11   Full Disclosure.....................      34


                            ARTICLE V
                            COVENANTS

SECTION 5.01   Information.........................      34
        5.02   Maintenance of Property; Insurance..      36
        5.03   Debt................................      37
        5.04   Minimum Consolidated Tangible
                 Net Worth.........................      38
        5.05   Negative Pledge.....................      38
        5.06   Consolidations, Mergers and
                 Sales of Assets...................      39
        5.07   Use of Proceeds.....................      39


                           ARTICLE VI
                            DEFAULTS

SECTION 6.01   Events of Default...................      40
        6.02   Notice of Default...................      42


                           ARTICLE VII
                            THE AGENT

SECTION 7.01   Appointment and Authorization.......      42
        7.02   Agent and Affiliates................      43
        7.03   Action by Agent.....................      43
        7.04   Consultation with Experts...........      43
        7.05   Liability of Agent..................      43
        7.06   Indemnification.....................      44
        7.07   Credit Decision.....................      44
        7.08   Successor Agent.....................      44
        7.09   Agent's Fee.........................      44


                          ARTICLE VIII
                     CHANGE IN CIRCUMSTANCES

SECTION 8.01  Basis for Determining Interest
                Rate Inadequate or Unfair..........      45
        8.02  Illegality...........................      45
        8.03  Increased Cost and Reduced Return....      46
        8.04  Base Rate Loans Substituted for
                Affected Fixed Rate Loans..........      48
        8.05  Election of Company to Terminate
                or Substitute Banks................      49


                           ARTICLE IX
                          MISCELLANEOUS

SECTION 9.01 Notices..............................       50
        9.02 No Waivers...........................       51
        9.03 Expenses; Documentary Taxes;
               Indemnification....................       51
        9.04 Sharing of Set-Offs..................       51
        9.05 Amendments and Waivers...............       52
        9.06 Successors and Assigns...............       52
        9.07 Collateral...........................       54
        9.08 Governing Law........................       54
        9.09 Counterparts; Integration............       54
        9.10 Confidentiality......................       55


Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote

Exhibit E -   Opinion of Counsel for the Company

Exhibit F -   Opinion of Special Counsel for the
                Agent

Exhibit G -   Assignment and Assumption Agreement

Exhibit H -   Purchase/Leaseback Transaction Summary

                        CREDIT AGREEMENT



       CREDIT AGREEMENT dated as of June 15, 1994 among
PREMARK INTERNATIONAL, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Agent.

       The parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS


       SECTION 1.01.  Definitions.  The following terms, as
used herein, have the following meanings:

       "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

       "Adjusted CD Rate" has the meaning set forth in
Section 2.07(b).

       "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

       "Affiliate" means with respect to any Person, the Parent of such Person, any Subsidiary of such Person, and any Person that has a Parent in common with such first Person.

       "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

       "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

       "Assessment Rate" has the meaning set forth in
Section 2.07(b).

       "Assignee" has the meaning set forth in Section
9.06(c).

       "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors.

       "Bank Default" has the meaning set forth in Section
8.05.

       "Bank Proceeding" has the meaning set forth in
Section 8.05.

       "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

       "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

       "Borrowing" has the meaning set forth in Section
1.03.

       "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or
(ii) an overdue amount which was a CD Loan immediately before it became overdue.

       "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD
Rate.

       "CD Reference Banks" means Bankers Trust Company,
Chemical Bank and Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to
Section 9.06(f).

       "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

       "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

       "Company" means Premark International, Inc., a
Delaware corporation, and its successors.

       "Company's 1993 Form 10-K" means the Company's
Annual Report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934.

       "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

       "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date.

       "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

       "Consolidated Tangible Net Worth" means at any date
Consolidated Net Worth at such date less the consolidated intangible assets of the Company and its Consolidated
Subsidiaries determined as of such date.

       "Dart" means Dart Industries Inc., a Delaware corporation, and its successors.

       "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person; provided that Debt shall not include (A) "back-to-back" borrowings by Foreign Subsidiaries of the Company in foreign currencies for which there are related deposits or receivables of equivalent amounts so long as (y) such borrowings are not included in Consolidated Debt under generally accepted accounting principles and (z) the borrowing arrangements include rights of offset allowing defaulted principal and accrued interest to be offset against the related repayment obligation or (B) the seller acquisition financing secured by a Lien on certain computer equipment as described in Exhibit H.

       "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

       "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

       "Domestic Loans" means CD Loans or Base Rate Loans or both.

       "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

       "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

       "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

       "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, or any successor statute.

       "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

       "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

       "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

       "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

       "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.07(c).

       "Euro-Dollar Reference Banks" means the principal
London offices of Bankers Trust Company, Chemical Bank and
Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 9.06(f).

       "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.17.

       "Event of Default" has the meaning set forth in
Section 6.01.

       "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

       "Fixed Rate Loans" means CD Loans or Euro-Dollar
Loans or Money Market Loans (excluding Money Market LIBOR
Loans bearing interest at the Prime Rate pursuant to Section
8.01) or any combination of the foregoing.

       "Foreign Subsidiary" means (i) any Subsidiary organized under the laws of a jurisdiction outside the United
States of America and (ii) any branch or office located outside the United States of America of any other Subsidiary.

       "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans having the same Interest Period at such time; provided that, if Committed Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to
Section 8.02 or 8.04, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

       "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

       "Identifiable Assets" means identifiable assets within the meaning of Item 101(b) of Regulation S-K promulgated by the Securities and Exchange Commission.

       "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

       (b)  any Interest Period which begins on the last
  Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last
  Euro-Dollar Business Day of a calendar month; and

       (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
  Date.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in the applicable Notice; provided that:

       (a)  any Interest Period (other than an Interest
  Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar
  Business Day shall be extended to the next succeeding
  Euro-Dollar Business Day; and

       (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
  Date.

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Company may elect in accordance with Section 2.03; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

       (b)  any Interest Period which begins on the last
  Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last
  Euro-Dollar Business Day of a calendar month; and

       (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
  Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Company may elect in accordance with Section
2.03; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
  and

       (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
  Date.

       "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

       "Kraft" means Kraft, Inc. a Delaware corporation, and its successors.

       "LIBOR Auction" means a solicitation of Money Market
Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or
Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

       "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

       "Material Debt" means (i) Debt (other than the
Notes) of the Company or one of its Consolidated Subsidiaries arising under a single indenture, loan agreement or similar document in an aggregate principal amount exceeding $10,000,000, or (ii) Debt (other than the Notes) of the Company and/or one or more of its Consolidated Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $25,000,000.

       "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

       "Material Subsidiary" means at any time, any Subsidiary of the Company which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-K of the Securities and Exchange
Commission.

       "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

       "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

       "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

       "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01).

       "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

       "Money Market Margin" has the meaning set forth in
Section 2.03(d).

       "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

       "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

       "1992 Agreement" means the Credit Agreement dated as of May 12, 1992 among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent.

       "Notes" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

       "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

       "Notice of Interest Rate Election" has the meaning set forth in Section 2.11.

       "Parent" means, with respect to any Person, any other Person controlling such Person.

       "Participant" has the meaning set forth in Section
9.06(b).

       "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

       "Permitted Guarantees" means Guarantees existing on the date hereof by Dart of certain existing Debt of Kraft.

       "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

       "Premark FEG" means Premark FEG Corporation, a
Delaware corporation, and its successors.

       "Pricing Schedule" means the Schedule attached hereto identified as such.

       "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

       "Quarterly Date" means the last day of each January, April, July and October.

       "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

       "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

       "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

       "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

       "Termination Date" means the last Euro-Dollar
Business Day falling in May 1999.

       "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such amount represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

       "Wholly-Owned Consolidated Subsidiary" means any
Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

       SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

       SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section
2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                           ARTICLE II

                           THE CREDITS

       SECTION 2.01.  Commitments to Lend.  From time to
time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section, prepay Loans to the extent permitted by Section 2.12, and reborrow at any time prior to the Termination Date.

       SECTION 2.02. Notice of Committed Borrowings. The Company shall give the Agent notice (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on
(x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

       (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

      (ii)  the aggregate amount of such Borrowing,

     (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD
  Rate or a Euro-Dollar Rate, and

      (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

It is understood that more than one Borrowing may occur on the same day.

       SECTION 2.03.  Money Market Borrowings.

       (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

       (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 12:00 Noon (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

       (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute
  Rate Auction,

       (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

       (iii)  the duration of the Interest Period
  applicable thereto, subject to the provisions of the definition of Interest Period, and

       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
  Absolute Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request and may request different aggregate principal amounts (each of which shall be $5,000,000 or a larger multiple of $1,000,000) for each such Interest Period. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

       (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

       (d)  Submission and Contents of Money Market Quotes.
(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to
Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or
(y) 11:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

       (ii)  Each Money Market Quote shall be in
substantially the form of Exhibit D hereto and shall in any case specify:

       (A)  the proposed date of Borrowing,

       (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market
  Loans for which offers being made by such quoting Bank may be accepted,

       (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered
  Rate (the "Money Market Margin") offered for each such
  Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

       (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
  1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

       (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

       (iii) Any Money Market Quote shall be disregarded if it:

       (A)  is not substantially in conformity with Exhibit
  D hereto or does not specify all of the information required by subsection (d)(ii);

       (B) contains qualifying, conditional or similar language;

       (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
  Market Quotes; or

       (D)  arrives after the time set forth in subsection
  (d)(i).

       (e) Notice to Company. The Agent shall promptly notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

       (f) Acceptance and Notice by Company. Not later than 12:00 Noon (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

       (i)  the aggregate principal amount of each Money
  Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

       (ii)  the principal amount of each Money Market
  Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

       (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
  Absolute Rates, as the case may be, and

       (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

       (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

       SECTION 2.04.  Notice to Banks; Funding of Loans.

       (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

       (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address.

       (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section
2.04 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

       SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

       (b) Each Bank may, by notice to the Company and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

       (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(a)(iii), the Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

       SECTION 2.06.  Maturity of Loans.  (a)  Each
Committed Loan shall mature, and the principal amount thereof shall be due and payable on the Termination Date.

       (b)  Each Money Market Loan included in any Money
Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

       SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and on each date a Base Rate Loan is converted to a Euro-Dollar Loan or a CD Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

       (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of
(i) the sum of the CD Margin for such day, plus the Adjusted CD Rate applicable to the Interest Period for such Loan and
(ii) the rate applicable to Base Rate Loans for such day.

       "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

       The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:

                [ CDBR       ]*
       ACDR  =  [ ---------- ]  + AR
                [ 1.00 - DRP ]

       ACDR  =  Adjusted CD Rate
       CDBR  =  CD Base Rate
        DRP  =  Domestic Reserve Percentage
         AR  =  Assessment Rate

  __________
  * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

       The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

       "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

       "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

       (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

       "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

       The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

       (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

       (e)  Subject to Section 8.01, each Money Market
LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Prime Rate for such day.

       (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks by telex or facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

       (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.


       SECTION 2.08. Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance
with the Pricing Schedule).   Such facility fee shall accrue
(i) from and including the Effective Date to but excluding the Termination Date, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid in their entirety.

       SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

       SECTION 2.10.  Mandatory Termination of Commitments.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

       SECTION 2.11.  Method of Electing Interest Rates.
(a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Committed Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article
VIII), as follows:

       (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

       (ii) if such Loans are CD Loans, the Company may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD
  Loans for an additional Interest Period, in each case effective on the last day of the then current Interest
  Period applicable to such Loans;

       (iii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate
  Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current
  Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

       (b) Each Notice of Interest Rate Election shall specify:

       (i) the Group of Loans (or portion thereof) to which such notice applies;

       (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

       (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial
  Interest Period applicable thereto; and

       (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

       (c) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Committed Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

       SECTION 2.12.  Optional Prepayments.  (a)  The
Company may, upon at least one Domestic Business Day's notice to the Agent, prepay a Group of Base Rate Loans (or a Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

       (b) The Borrower may, upon at least two Domestic Business Day's notice to the Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Day's notice to the Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group on the last day of any Interest Period applicable to such Group, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

       (c) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loans prior to the maturity thereof.

       (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

       SECTION 2.13.  General Provisions as to Payments.
(a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

       SECTION 2.14. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to
Section 2.07(d), or if the Company fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.12(d), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or committed Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate containing a computation in reasonable detail of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. For purposes of this Section 2.14, each Bank may compute its losses or expenses as if each Fixed Rate Loan made by such Bank was funded by or on behalf of such Bank by a deposit corresponding in amount and maturity to such Fixed Rate Loan.

       SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

       SECTION 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       SECTION 2.17. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

       "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).


                           ARTICLE III

                           CONDITIONS

       SECTION 3.01.  Effectiveness; Termination of 1992
Agreement. (a) This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

            (i) receipt by the Agent, as defined, for the purposes of this clause (i), in the 1992 Agreement, of payment of all loans, accrued interest and other amounts outstanding under the 1992 Agreement (except principal of and accrued interest on outstanding
       "Money Market Loans" under the 1992 Agreement made by Banks parties to this Agreement);

            (ii)  receipt by the Agent of counterparts
       hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (iii)  receipt by the Agent for the account of
       each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of
       Section 2.05;

            (iv)  receipt by the Agent of an opinion of
       Thomas M. Roehlk, Assistant General Counsel for the
       Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (v)  receipt by the Agent of an opinion of
       Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required
       Banks may reasonably request;

            (vi)  receipt by the Agent of a certificate,
       dated the Effective Date, signed by the chief financial officer, the chief accounting officer, or the treasurer of the Company to the effect set forth in clauses (c) and (d) of Section 3.02;

            (vii)  receipt by the Agent of the written
       consent and agreement of each bank party to the 1992
       Agreement which is not a party to this Agreement to the termination of the commitments under the 1992
       Agreement in accordance with this Section 3.01; and

            (viii)  receipt by the Agent of all documents
       it may reasonably request prior to the date hereof relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

Provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than 10 days after the execution of this Agreement. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

       (b) The Company and the Banks which are parties to the 1992 Agreement hereby agree that the commitments under the 1992 Agreement shall terminate upon the Effective Date.

       (c) Each "Money Market Loan" outstanding under the 1992 Agreement made by a Bank party to this Agreement shall on and after the Effective Date be deemed to be a Money Market Loan made hereunder, with a maturity and interest rate as determined under the 1992 Agreement.

       SECTION 3.02.  Borrowings.  The obligation of any
Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

       (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

       (b)  the fact that, immediately after such
  Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

       (c)  the fact that, immediately after such
  Borrowing, no Default shall have occurred and be continuing; and

       (d)  the fact that the representations and
  warranties of the Company contained in this Agreement
  (except the representations and warranties set forth in Sections 4.04(b), 4.05(i) and 4.07) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section. An election by the Company to change or continue the type of interest rate borne by a Loan, pursuant to Section 2.11, is not a Borrowing subject to the requirements of this Section.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants that:

       SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

       SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

       SECTION 4.04.  Financial Information.

       (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 25, 1993 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Price Waterhouse and set forth in the Company's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the fiscal year then ended.

       (b)  Except as disclosed in the Company's 1993 Form
10-K, since December 25, 1993, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

       SECTION 4.05.  Litigation.  Except as disclosed in
the Company's 1993 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (i) which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (ii) which in any manner draws into question the validity of this Agreement or any Note.

       SECTION 4.06.  Compliance with ERISA.  Each member
of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       SECTION 4.07. Environmental Matters. Except as disclosed in the Company's 1993 Form 10-K, there are no matters or activities involving the Company or its Consolidated Subsidiaries in respect of Environmental Laws which the Company reasonably believes will have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consoli-dated Subsidiaries, considered as a whole.

       SECTION 4.08.  Taxes.  The Company and its
Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or payments in lieu of taxes are, in the opinion of the Company, adequate.

       SECTION 4.09.  Subsidiaries.  Each of the Company's
Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       SECTION 4.10.  Not an Investment Company.  The
Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       SECTION 4.11.  Full Disclosure.  All written
information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which, in the reasonable judgment of the Company, materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.


                            ARTICLE V

                            COVENANTS

       The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

       SECTION 5.01.  Information.  The Company will
deliver to each of the Banks:

       (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to fairness of presentation and conformity with generally accepted accounting principles by Price Waterhouse or other independent public accountants of nationally recognized standing;

       (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and the related consolidated statement of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjust-ments) as to fairness of presentation and conformity with generally accepted accounting principles by the chief financial officer, the chief accounting officer or the treasurer of the Company;

       (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company
  (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.03, 5.04, 5.05(b), 5.05(c), 5.05(i) and 5.05(k) on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

       (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

       (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

       (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

       (g) within the respective time frames specified in clauses (a) and (b) above, reports on Forms 10-K and 10-Q
  (or their equivalents), and promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K
  (or its equivalent) which the Company shall have filed with the Securities and Exchange Commission;

       (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
  (vi) gives notice of withdrawal from any Plan pursuant to
  Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

       (i) from time to time such additional information regarding the financial position or business of the Company and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

       SECTION 5.02.  Maintenance of Property; Insurance.
(a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

       (b) The Company will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

       SECTION 5.03.  Debt.  (a)  Consolidated Debt
(exclusive of Permitted Guarantees) will at no time exceed
90% of Consolidated Net Worth.

       (b)  The Company shall not permit any of its
Consolidated Subsidiaries to incur, assume or suffer to exist any Debt or to issue any preferred stock, except:

       (i) Debt existing or preferred stock outstanding prior to the Effective Date and Debt or preferred stock arising out of the refinancing, extension, renewal or refunding of any such Debt or preferred stock, as the case may be, provided that such Debt or preferred stock is not increased;

      (ii) Debt payable to or preferred stock owned by the Company or a Wholly-Owned Consolidated Subsidiary;

     (iii) Debt of any corporation existing at the time such corporation becomes a Consolidated Subsidiary and not incurred or assumed in contemplation of such event;

      (iv) Debt of any corporation existing at the time such corporation is merged into a Consolidated Subsidiary and not incurred or assumed in connection with such event;

       (v) Debt of Foreign Subsidiaries of the Company in aggregate principal amount at any one time outstanding
  (inclusive of Debt of Foreign Subsidiaries permitted by clause (i) above) not to exceed the higher of (a) a dollar amount equal at such time to Consolidated Debt multiplied by the percentage equivalent of a fraction (i) the numerator of which is Identifiable Assets of Foreign
  Subsidiaries, and (ii) the denominator of which is total
  Identifiable Assets of the Company and its Consolidated
  Subsidiaries and (b) $200,000,000;

      (vi)  Debt secured by Liens permitted by Section
  5.05(f); and

    (vii)  Debt of Subsidiaries not permitted by clauses
  (i) through (vi) above in an aggregate principal amount at any time outstanding not to exceed $70,000,000.

       SECTION 5.04.  Minimum Consolidated Tangible Net
Worth. Consolidated Tangible Net Worth will at no time be less than $377,100,000.

       SECTION 5.05.  Negative Pledge.  Neither the Company
nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

       (a) Liens existing on the date hereof securing Debt outstanding on the date hereof in an aggregate principal amount not exceeding $25,000,000;

       (b) Liens hereafter created or assumed securing obligations in respect of tax exempt revenue bonds not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

       (c) any Lien on any asset securing Debt hereafter incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (i) such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and
  (ii) the aggregate principal amount of Debt secured by all such Liens at any one time outstanding shall not exceed $50,000,000;

       (d)  any Lien existing on any asset of any
  corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

       (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into a Consolidated Subsidiary and not created in contemplation of such event;

       (f) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated
  Subsidiary and not created in contemplation of such acquisition;

       (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets other than fixed improvements constructed on real estate previously subject to a Lien securing such Debt;

       (h) Liens incidental to conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

       (i) Liens arising from capital leases entered into by the Company or a Subsidiary of the Company as part of a sale and leaseback transaction provided that the aggregate principal amount of Debt secured by such Liens at any time outstanding shall not exceed $70,000,000;

       (j)  Liens securing Debt permitted by Section
  5.03(b)(ii); and

       (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed
  $25,000,000.

       SECTION 5.06. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person. Notwithstanding the foregoing, the Company may merge or consolidate with a Subsidiary, provided that the surviving entity in any such transaction shall assume, by operation of law or in a writing reasonably satisfactory to the Banks, the obligations hereunder of all parties to such transaction (it being understood that the surviving entity in any such transaction shall be treated as the "Company" for all purposes of this Agreement).

       SECTION 5.07. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used for general corporate purposes, including (i) payments of the face amount of commercial paper when due and (ii) acquisitions. None of such proceeds will be used in violation of any applicable law.


                           ARTICLE VI

                            DEFAULTS

       SECTION 6.01.  Events of Default.  If one or more of
the following events ("Events of Default") shall have occurred and be continuing:

       (a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within five
  Domestic Business Days any interest or commitment or facility fees payable hereunder;

       (b)  the Company shall fail to observe or
  perform any covenant contained in Section 5.04, 5.06 or 5.07;

       (c) the Company shall fail to observe or perform any covenant contained in Section 5.03 or 5.05 and, if such failure is susceptible of cure, such failure shall not have been cured within 30 days after the chief financial officer, the chief accounting officer or the treasurer of the Company obtains knowledge thereof;

       (d) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement
  (other than those covered by clause (a), (b) or (c) above) for 30 days after notice thereof has been given to the Company by the Agent at the request of any Bank;

       (e) any representation, warranty, certification or statement made by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

       (f) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

       (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt (other than the Permitted Guarantees) or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

       (h) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

       (i) an involuntary case or other proceeding shall be commenced against the Company or any Material
  Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;
  or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

       (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan;
  or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

       (k) a single judgment or order for the payment of money in excess of $25,000,000 or judgments or orders for the payment of money in excess of $40,000,000 in the aggregate shall be rendered against the Company or any Material Subsidiary and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 60 days; or

       (l) either Dart or Premark FEG shall not be a Wholly-Owned Consolidated Subsidiary.

then, and in every such event, the Agent shall (i) if requested by Banks having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

       SECTION 6.02.  Notice of Default.  The Agent shall
give notice to the Company under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                           ARTICLE VII

                            THE AGENT

       SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

       SECTION 7.02.  Agent and Affiliates.  Morgan
Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.

       SECTION 7.03.  Action by Agent.  The obligations of
the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

       SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       SECTION 7.05.  Liability of Agent.  Neither the
Agent nor any of its Affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

       SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

       SECTION 7.07.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

       SECTION 7.08.  Successor Agent.  The Agent may
resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, (a) the Company, with the consent of the Required Banks, shall have the right to appoint a successor Agent, if no Default shall have occurred and be continuing or (b) the Required Banks, if a Default shall have occurred and be continuing, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

       SECTION 7.09.  Agent's Fee.  The Company shall pay
to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                          ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES

       SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money
Market LIBOR Loan:

       (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

       (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

       SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

       SECTION 8.03.  Increased Cost and Reduced Return.
(a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
(y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any such request or directive which merely requires compliance with a law, rule or regulation as in effect and interpreted and administered on the date hereof):

       (i)  shall subject any Bank (or its Applicable
  Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

       (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.17), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable
  Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then within 15 days after demand by such Bank (with a copy to the Agent), the Company shall, subject to clause (c) below, pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

       (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (other than any such request or directive which merely requires compliance with a law, rule or regulation as in effect and interpreted and administered on the date hereof), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall, subject to clause (c) below, pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

       (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the basis for and computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding clauses
(a) and (b) above, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during
(i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Agent and the Company that it proposes to demand such compensation and identifies to the Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know, and could not reasonably have been expected to know, that such amount would arise or accrue.

       SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

       (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate
  Loans of the other Banks), and

       (b)  after each of its CD Loans or Euro-Dollar
  Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

       SECTION 8.05. Election of Company to Terminate or Substitute Banks. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02, (ii) any Bank has demanded compensation under Section
2.17 or 8.03, (iii) any Bank shall become, or a substantial part of the property of any Bank shall become, the subject of any receivership, conservatorship, insolvency, reorganization or similar proceeding (a "Bank Proceeding") or (iv) any Bank shall default on its commitment to lend hereunder (a "Bank Default"), the Company

       (a)  may elect to terminate this Agreement
  as to such Bank, and in connection therewith not to borrow any Base Rate Loan provided for in Section 8.02 or to prepay any Base Rate Loan made pursuant to Section
  8.02 or 8.04, provided that the Company: (x) notify such Bank through the Agent of such election at least three
  Euro-Dollar Business Days before any date fixed for such borrowing or such prepayment, as the case may be, (y) repay all of such Bank's outstanding Loans, on at least three Euro-Dollar Business Days' notice, not later than the end of the respective Interest Periods applicable thereto or as otherwise required by Section 8.02 and (z) reimburse such Bank for the amount it is entitled to receive under Section 2.14, provided that in the case of a Bank Proceeding or a Bank Default, the Company shall not be required to pay any outstanding Loan to such Bank on any date prior to the date that the Group of which such Loan comprises a part is repaid in full; and

       (b) shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes and assume the Commitment of such Bank, and in such case such Bank shall be entitled to receive, from the purchasing bank or banks or the Company, the amount it would have been entitled to receive under Section 2.14 if its Notes were prepaid rather than purchased.

  Upon receipt by the Agent of the notice referred to in clause
  (a) above, the Commitment of such Bank shall terminate and, if such notice shall relate to a Bank Proceeding, such Bank shall cease to have any voting rights with respect to any matters arising hereunder.


                               ARTICLE IX

                              MISCELLANEOUS

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03.  Expenses; Documentary Taxes;
  Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of Davis Polk and Wardwell or such other firm as shall be acting as special counsel for the Banks and the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with collection, bankruptcy, insolvency and other enforcement proceedings resulting from an Event of Default. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

            (b) The Company agrees to indemnify the Agent and each Bank, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

            SECTION 9.05.  Amendments and Waivers.  Any
  provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. In the event that the effective adoption of any waiver or amendment hereunder depends upon the validity or enforceability of the last sentence of Section 8.05, but only in the case of a Bank Proceeding, the Agent may require an opinion of counsel satisfactory to it as to such matter as a condition to the effectiveness of such waiver or amendment.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement (other than as permitted by Section 5.06) without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
  (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent; provided that if an Assignee is an Affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (f) If any Reference Bank assigns its Notes to a Person which is not an Affiliate, the Company may, in consultation with the Agent and with the consent of the Required Banks, appoint another bank to act as a Reference Bank hereunder.

            SECTION 9.07.  Collateral.  Each of the Banks
  represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined
7 in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08.  Governing Law.  This Agreement and
  each Note shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10. Confidentiality. The Agent and each of the Banks agree to keep confidential any financial information delivered by the Company hereunder which the Company clearly indicates in writing to be confidential information; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to the Agent or any Bank, (ii) to any affiliate of the Agent or any Bank or any actual or potential purchaser, participant, assignee or transferee of any Bank's rights or obligations hereunder or under any Note that agrees in writing to be bound by this Section 9.10, (iii) upon order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having (or claiming) jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party, (vii) in connection with the exercise of any remedy hereunder,
  (viii) to the certified public accountants or legal counsel for any Bank (on a confidential basis) or (ix) as otherwise expressly contemplated by this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           PREMARK INTERNATIONAL, INC.



                           By /s/ Lisa Kearns Richardson
                              Title:  Vice President and
                                        Treasurer
                           1717 Deerfield Road
                           Deerfield, Illinois  60015
                           Telex number:  190447
                           Facsimile number:

  Commitments

  $30,000,000              MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK



                           By /s/ Charles H. King
                              Title:  Vice President


  $20,000,000              BANKERS TRUST COMPANY



                           By /s/ Mary Jo Jolly
                             Title:  Assistant Vice President


  $20,000,000              CHEMICAL BANK



                           By /s/ C.C. Wardell
                             Title:  Managing Director



  Commitments

  $20,000,000              CITIBANK, N.A.



                           By /s/ Barbara A. Cohen
                             Title:  Vice President


  $20,000,000              COMMERZBANK AKTIENGESELLSCHAFT



                           By /s/ Helmut R. Tollner
                             Title:  Executive Vice President


                           By /s/ William Brent Peterson
                             Title:  Assistant Treasurer


  $20,000,000              CONTINENTAL BANK N.A.



                           By /s/ William F. Sweeney
                             Title:  Vice President


  $20,000,000              CREDIT LYONNAIS, CHICAGO BRANCH



                           By /s/ Sandra E. Horwitz
                             Title:  Vice President


  $20,000,000              THE FIRST NATIONAL BANK OF BOSTON



                           By /s/ Howard V. Hennigar
                             Title:  Managing Director



  Commitments

  $20,000,000             THE FIRST NATIONAL BANK OF CHICAGO



                           By /s/ Steven R. Fercho
                             Title:  Vice President


  $20,000,000              THE FUJI BANK, LIMITED



                           By /s/ Peter L. Chinnici
                             Title:  Joint General Manager


  $20,000,000              THE NORTHERN TRUST COMPANY



                           By /s/ Jeffrey C. Douglas
                             Title:  Vice President


  $20,000,000              ROYAL BANK OF CANADA



                           By /s/ Shelley Browne
                             Title:  Senior Manager


  Total Commitments

  $250,000,000.00
  ===============

                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent


                           By /s/ Charles H. King
                             Title: Vice President
                           60 Wall Street
                           New York, New York  10260-0060
                           Attention: Loan Department
                           Telex number: 177615 MGT UT
                           Facsimile number: (212) 648-5014



                         PRICING SCHEDULE

            The "Euro-Dollar Margin", "CD Margin", and "Facility
  Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

                   Level    Level    Level    Level    Level
   Status            I       II       III      IV        V
  ----------       -----    -----    -----    -----    -----
  Euro-Dollar
  Margin
    If Utiliza-
    tion is less
    than 50%       0.225%   0.265%   0.300%   0.350%   0.500%

    If Utiliza-
    tion is
    equal to or
    greater than
    50%            0.275%   0.315%   0.350%   0.400%   0.500%
  -----------------------------------------------------------
  CD Margin
    If Utiliza-
    tion is less
    than 50%       0.350%   0.390%   0.425%   0.475%   0.625%

    If Utiliza-
    tion is
    equal to or
    greater than
    50%            0.400%   0.440%   0.475%   0.525%   0.625%
  -----------------------------------------------------------
  Facility Fee     0.125%   0.135%   0.150%   0.250%   0.375%
  Rate


            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's.

            "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's and (ii) Level I
  Status does not exist.

            "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) neither Level I
  Status nor Level II Status exists.

            "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

            "Level V Status" exists at any date if, at such date, no other Status exists.

            "Moody's" means Moody's Investors Service, Inc.

            "S&P" means Standard & Poor's Corporation.

            "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV
  Status or Level V Status exists at any date.

            "Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be equal to or greater than 50%.

  The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                       EXHIBIT A


                                  NOTE




                                             New York, New York
                                                         , 19


            For value received, Premark International, Inc., a Delaware corporation (the "Company"), promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of June 15, 1994 among the Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.


                                PREMARK INTERNATIONAL, INC.


                                By________________________
                                   Title:

                     LOANS AND PAYMENTS OF PRINCIPAL



  ____________________________________________________________


                 Amount of      Principal     Notation
     Date        Loan           Repaid        Made By
  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

______________________________________________________________

                                                     EXHIBIT B

                   Form of Money Market Quote Request



                                                        [Date]

  To:    Morgan Guaranty Trust Company of New York
              (the "Agent")

  From:     Premark International, Inc.

  Re: Credit Agreement (the "Credit Agreement") dated as of June 15, 1994 among the Company, the Banks listed on the signature pages thereof and the Agent

            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

  Date of Borrowing:  __________________

  Principal Amount*            Interest Period**

  $

            Such Money Market Quotes should offer a Money Market
  [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Terms used herein have the meanings assigned to them in the Credit Agreement.

                                PREMARK INTERNATIONAL, INC.


                                By________________________
                                   Title:

______________
* Amount must be $___________ or a larger multiple of $_______________.

** Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                      EXHIBIT C


               Form of Invitation for Money Market Quotes






  To:    [Name of Bank]

  Re:    Invitation for Money Market Quotes
            to Premark International, Inc.
            (the "Company")


            Pursuant to Section 2.03 of the Credit Agreement dated as of June 15, 1994 among the Company, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):


  Date of Borrowing:  __________________

  Principal Amount                 Interest Period


  $


            Such Money Market Quotes should offer a Money Market
  [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [11:00 A.M.] (New York City time) on [date].


                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Agent


                                By______________________
                                     Authorized Officer

                                                       EXHIBIT D

                       Form of Money Market Quote


  To:  Morgan Guaranty Trust Company
         of New York, as Agent

  Re:  Money Market Quote to
       Premark International, Inc.
       (the "Company")


            In response to your invitation on behalf of the Company dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:
  1.  Quoting Bank:  ________________________________
  2.  Person to contact at Quoting Bank:

      _____________________________
  3.  Date of Borrowing: ____________________*
  4.  We hereby offer to make Money Market Loan(s) in the

  following principal amounts, for the following Interest
  Periods and at the following rates:


  Principal  Interest   Money Market
   Amount**  Period***      [Margin****] [Absolute Rate*****]

  $

  $


       [Provided, that the aggregate principal amount of Money
       Market Loans for which the above offers may be accepted
         shall not exceed $____________.]**
  __________

  * As specified in the related Invitation.
  ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
                 (notes continued on following page)

                      We understand and agree that the offer(s)
              set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of June 15, 1994 among the Company, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                Very truly yours,

                                [NAME OF BANK]


  Dated:_______________        By:__________________________
                                   Authorized Officer










  __________

  *** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
  **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
  ***** Specify rate of interest per annum (to the nearest
  1/10,000th of 1%).

                                                       EXHIBIT E
                               OPINION OF
                         COUNSEL FOR THE COMPANY

                                                [Effective Date]

  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

            I have acted as counsel for Premark International, Inc. (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of June 15, 1994 among the Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. This opinion is being rendered to you pursuant to Section 3.01(a)(iv) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, I am of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

            3. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            4. Except as disclosed in the Company's 1993 Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

            5. Each of the Company's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            I am a member of the Bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In so far as the opinion in paragraph 3 above addresses instruments expressed to be governed by New York law, it is my opinion that (i) an Illinois court should give effect to such choice of New York law and (ii) in any event, the conclusion stated in paragraph 3 would be correct as a matter of Illinois law.

                                Very truly yours,

                                                       EXHIBIT F


                               OPINION OF
                 DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                              FOR THE AGENT


                                                [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:

            We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of June 15, 1994 among Premark International, Inc., a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(a)(v) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

            2. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                  Very truly yours,

                                                      EXHIBIT G


                   ASSIGNMENT AND ASSUMPTION AGREEMENT


            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), PREMARK INTERNATIONAL, INC. (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                           W I T N E S S E T H

            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of June 15, 1994 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Company in an aggregate principal amount at any time outstanding not to exceed $__________;

            WHEREAS, Committed Loans made to the Company by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________.* It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.
_______________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.



            SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

            SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

            SECTION 6.  Governing Law.  This Agreement shall be
  governed by and construed in accordance with the laws of the State of New York.

            SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                [ASSIGNOR]


                                By_________________________
                                  Title:


                                [ASSIGNEE]


                                By__________________________
                                  Title:


                                PREMARK INTERNATIONAL, INC.


                                By__________________________
                                  Title:


                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK


                                By__________________________
                                  Title:

                                                    EXHIBIT H

                 PURCHASE/LEASEBACK TRANSACTION SUMMARY



            In December 1991, Premark International, Inc. ("Premark"), through two of its subsidiaries, entered into a purchase/leaseback transaction with a leasing company (the "seller"). Premark purchased certain computer equipment totalling $35.85 million and immediately leased the equipment back to the seller for 66 months. At the same time, a majority of the lease receivables were sold on a non-recourse basis for $30.5 million cash.

            When purchased, the computer equipment was under lease to third parties by the seller. The equipment and the user leases are subject to existing liens in favor of the seller's lenders. The liens may not be removed or subordinated to Premark's interest. Additional liens may be placed upon the computer equipment which may be subject to the lease. Premark has no obligation in respect of the seller's financing.